Exhibit 6.2

COMMERCIAL PROMISSORY NOTE

This COMMERCIAL PROMISSORY NOTE (“Note”) is entered into as of April 28, 2023, and FOR VALUE RECEIVED, the undersigned, Landa App 2 LLC - [●], a Delaware series limited liability company, having an address of 6 West 18th Street, New York, NY 10011 (“Maker”), promises to pay to the order of L Finance LLC, a Delaware Limited Liability Company, at its principal place of business of 12 Abba Eban Avenue, Ackerstain Towers, Building D, 12th Floor, Herzeliya, Israel (“Lender”), or at such other place as the holder hereof may designate, the principal sum of up to [●] ([●]) with interest on said unpaid balance computed from the date or dates of advance made to Borrower pursuant to this Note and, if applicable, that certain Construction Loan Agreement (“Loan Agreement”) of even date herewith made between Maker and Lender, together with all taxes assessed upon this Note and together with any costs, expenses, and reasonable attorney’s fees incurred in the collection of this Note or in protecting, maintaining, or enforcing its security interest or any mortgage, deed of trust or other instrument securing this Note or upon any litigation or controversy affecting this Note or the security given therefor, including, without limitation, proceedings under the United States Bankruptcy Code. Capitalized terms not defined herein shall have the respective meaning ascribed to them as set forth in the Security Instrument (as defined below).

1. Payments. Principal and interest hereunder shall be payable as follows:

1.1. Interest on the outstanding unpaid principal balance of the Note shall accrue at an annual rate equal to the greater of (a) the sum of (i) SOFR and (ii) seven percent (7%); and (b) twelve and a half percent (12.5%) (the “Interest Rate”), for the period beginning on and including the date hereof to and excluding the Maturity Date, and shall be payable at the closing of the Loan.

1.2. All interest on this Note shall be computed on the basis of a 30-day month and a 360-day calendar year.

1.3. Maker shall pay to Lender upon closing prepaid interest in an amount equal to the earned interest from the date of this Note through and including the last date of the current calendar month as set forth on the related HUD-1 Settlement Statement / Closing Disclosure dated of even date herewith.

1.4. Beginning on June 15, 2023 and continuing on the 1st day of each and every month thereafter through and including the payment due on May 1, 2024 (“Maturity Date”), Maker shall make payments of interest only, in arrears, on the outstanding principal balance of the Note at the Interest Rate. In the event Maker fails to make a payment within five (5) days of the date such payment becomes due, Lender shall have the option, exercisable in its sole discretion, to require interest payments to be paid weekly, in arrears, on the Wednesday of each week during the term of the Loan.

1.5. Exit Fee. In consideration of Lender making the Loan to Borrower, in addition to the fees that shall be deducted from the gross proceeds of the Loan distributed upon closing as set forth on the related Loan settlement statement of even date herewith, Borrower shall pay to Lender on or before the Maturity Date a Loan exit fee in the amount of [●] ([●]), which is ONE PERCENT (1%) of the principal amount of this Note.

1.6. If not sooner paid, the entire balance due, principal, accrued interest, and together with all other sums due hereunder, shall be due and payable in full on the Maturity Date. It is understood and agreed by Maker that if sufficient prepayments of principal have not been made, a balloon payment of the entire remaining principal balance will be due on the Maturity Date.

1.7. All payments received will be credited first to late charges and costs hereunder or under the Security Instrument or other Loan Documents, then to interest accrued at the applicable interest rate set forth herein, with the balance on account of principal, unless otherwise determined by Lender in its sole discretion.

1.8. Address for Payment. All payments due under this Note shall be payable by the Maker to Lender in Dollars, in immediately available funds without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Lender shall provide wire instructions to the Maker. Payments must be received by the Lender on or prior to 4:00 p.m. on a Business Day; provided that, payments received by the Lender after 4:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day.

1.9. “Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized or required to close in New York, New York.

1.10. “SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

2. Security. This Note is secured by a first priority Open-End Commercial Mortgage, Security Agreement and Fixture Filing (the “Security Instrument”) on that certain piece or parcel of real property commonly known as [●], being more specifically described on Schedule A of said Security Instrument.

3. Default. If any of the following events occur (each, an “Event of Default”), Lender may declare the entire outstanding principal balance hereof, together with any other amounts that Maker owes to Lender, to be immediately due and payable:

3.1. Maker fails to pay any installment of principal and/or interest or any other charges due under this Note within five (5) days after the same becomes due and payable;

3.2. Maker defaults (and fails to timely cure, as applicable) in any other obligations, liabilities, or indebtedness with Lender (whether now existing or hereafter arising) including, without limitation, Maker’s default under the Security Instrument or Loan Agreement;

3.3. Maker, without Lender’s prior written consent, sells or otherwise disposes of all or substantially all of its property, assets, or business, of if Maker ceases any of its business operations, dissolves, or commences reorganization;

3.4. Maker makes or takes any action to make a general assignment for the benefit of its creditors or becomes insolvent or has a receiver, custodian, trustee in bankruptcy, or conservator appointed for it or for substantially all or any of its assets;

3.5. Maker files or becomes the subject of a petition in bankruptcy or upon the commencement of any proceeding or action under any bankruptcy laws, insolvency laws, relief of debtors laws, or any other similar law affecting Maker, provided, however, that Maker shall have sixty (60) days from the filing of any involuntary petition in bankruptcy to have the same discharged and dismissed;

3.6. Upon the failure by Maker to observe or perform, or upon default (and failure to timely cure) in, any covenants, agreements, or provisions in the Security Instrument, any other Loan Document or in any other instrument, document, or agreement, executed and/or delivered in connection herewith or therewith;

3.7. Any representation or statement made herein or any other representation or statement made or furnished to Lender by Maker was materially incorrect or misleading at the time it was made or furnished;

3.8. In the event of any material adverse change in the financial condition of Maker or any Guarantor of the Loan; or

3.9. Upon the death of any Guarantor of the Loan.

4. Default Rate. After the occurrence of an Event of Default, interest will accrue at the lesser of (i) TWENTY-FOUR PERCENT (24.00%) per annum or (ii) the Maximum Rate (as defined in Section 5) allowed by applicable law. Interest will continue to accrue at the Default Rate after judgment until the Note is paid in full.

5. Maximum Rate. Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Maker under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and that would exceed the Maximum Rate, Maker stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Maker and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Maker.

6. Prepayment. Provided that Maker is not in default hereunder, may prepay all or any portion of the unpaid principal balance of this Note at any time without penalty. Any such prepayment shall be applied first to any costs or charges due hereunder or under the Security Instrument or other Loan Documents, then to interest due and owing hereunder, and then to principal then outstanding, in inverse order of maturity, unless Lender determines otherwise in its sole discretion.

7. Late Charge. It is further agreed that the holder hereof may collect a late charge equal to ten percent (10%) of any payment required hereunder or required under any security agreement, mortgage, deed of trust, or any other instrument, document, or agreement executed and/or delivered in connection herewith that is not paid within five (5) calendar days of the due date thereof, other than the final entire balance due as set forth in Section 1.5 above, including unpaid principal, accrued interest, and together with all other sums due hereunder, which if not paid in full on or before the Maturity Date, Lender may collect a late charge equal to one percent (1%) of such total amount. This late charge is to cover the extra expenses involved in handling delinquent payments and is not to be construed to cover other costs and attorney’s fees incurred in any action to collect this Note or to foreclose the Security Instrument securing the same. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

8. Costs and Expenses. To the fullest extent allowed by applicable law, Maker shall pay: (a) all expenses and costs, including reasonable attorney’s fees and costs incurred by Lender or any Loan servicer as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents (whether or not any lawsuit or other proceeding is instituted), including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding; and (b) all expenses and costs, including reasonable attorney’s fees and costs, incurred by Lender or any Loan servicer in connection with the servicing of the Loan, including without limitation responding to requests from Maker, and expenses and costs incurred in connection with potential defaults or other legal questions regarding the Loan.

9. Limited Recourse Personal Liability. Each Guarantor (as defined in the Guaranty) shall have only limited recourse and/or personal liability pursuant to such Guaranty.

10. Lien/Set Off. Maker hereby gives the holder hereof a lien and right of set off for all of Maker’s liabilities to the holder hereof or Lender upon and against all deposits, credits, and other property of Maker now or hereafter in the possession or control of the holder hereof, or in transit to it, excepting however, funds held in trust by Maker. All payments shall be made in lawful currency of the United States of America in immediately available funds, without abatement, counterclaim, or set-off, and free and clear of, and without any deduction or withholding for, any taxes or other matters.

11. Commercial Purpose of Loan; Use of Loan Proceeds. Maker represents and warrants that the proceeds of this Note are to be used solely for business and commercial purposes and not at all for any personal, family, household, or other noncommercial or farming or agricultural purposes. Maker acknowledges that Lender is making the Loan to Maker in reliance upon the above representation by Maker. The above representation by Maker will survive the closing of the Loan and repayment of amounts due to Lender hereunder.

12. Other Obligations. To the extent that the outstanding balance of this Note is reduced or paid in full by reason of any payment to Lender by an accommodation of Maker, endorser, or Guarantor, and all or any part of such payment is rescinded, avoided, or recovered from Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy, or reorganization of the accommodation maker, endorser, or Guarantor, the amount of such rescinded, avoided, or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the outstanding balance of this Note and all terms and provisions herein shall thereafter apply to the same.

13. Waiver. MAKER (AND EACH AND EVERY ENDORSER, GUARANTOR, AND SURETY OF THIS NOTE) ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES THE RIGHT TO NOTICE AND HEARING, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and agrees that the time for payment of this Note may be changed and extended as provided in said mortgage, deed of trust, or any security agreement, without impairing Maker’s liability thereon, and further consents to the release of all or any part of the security for the payment hereof, or the release of any party liable for this obligation without affecting the liability of the other parties hereto, with all such waivers applying to the extent not prohibited by applicable law. Any delay on the part of the holder hereof in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as waiver in the event of any subsequent default. TO THE MAXIMUM EXTENT PERMITED AND ENFORCEABLE UNDER APPLICABLE LAW, MAKER FURTHER WAIVES TRIAL BY JURY AND ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THE WAIVER BY ITS ATTORNEY.

14. Binding Effect. This Note shall be binding on Maker and shall inure to the benefit of Lender.

15. Governing Law. This Note shall be governed by, and construed in accordance with, (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to the Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Maker is liable after any foreclosure of the Land), the laws of the state where the Land subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to this Note and the Security Instrument) the laws of the State of New York. In either case, Governing Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

16. Jurisdiction. AT LENDER’S ELECTION, TO BE ENTERED IN ITS SOLE DISCRETION, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF THE GOVERNING LAW, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

17. Joint and Several. Should this Note be signed by more than one Maker, references in this Note to Maker in the singular shall include the plural and all obligations herein contained shall be joint and several of each signer hereof.

18. Rights Cumulative. The rights and remedies of Lender shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document referred to herein or executed, and/or delivered in connection herewith, and under all applicable laws, and the exercise of any one or more of them will not be a waiver of any other.

19. Severability. If any term, clause, or provision hereof shall be adjudged to be invalid or unenforceable by a court of appropriate jurisdiction, the validity and enforceability of the remainder shall not affected thereby and each such term, clause, or provision shall be valid and enforceable to the fullest extent permitted by law.

20. Assignment. This Note is made and entered into for the sole protection and benefit of Lender and Maker, and no other person or persons shall have any right of action under this Note. This Note cannot be assigned and to effect a transfer of any interest in the Indebtedness evidenced by this Note it must be surrendered for termination and a new note signed by the Maker for the benefit of the new holder.

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IN WITNESS WHEREOF, this Promissory Note has been duly executed by Maker as of the date first above written.

MAKER:

Landa App 2 LLC - [●], a Delaware series limited liability company

By:
[●]

STATE OF PENNSYLVANIA	§
COUNTY OF ALLEGHENY	§

I, [●], a Notary Public, in and for said County in said State, hereby certify that [●], whose name as Authorized Signer of Landa App 2 LLC - [●], a Delaware series limited liability company, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, in his capacity as such Authorized Signatory, executed the same voluntarily on the day same bears date.

Given under my hand this 28th day of April, 2023.

SEAL:

Notary Public, State of Pennsylvania

My commission expires: [●]